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                                                                    Exhibit 4.1


           SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

          THIS SEVENTH AMENDMENT ("Seventh Amendment") made as of June 30, 1996 by and among PITT-DES MOINES, INC., a Pennsylvania corporation, as borrower (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank), WELLS FARGO BANK, N.A. and AMERICAN NATIONAL BANK, as lenders (individually "PNC", "Wells" and "American" and a "Bank" and collectively the "Banks"), PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank) as agent for the Banks (in such capacity the "Agent"), and PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank), as the issuer of Letters of Credit (in such capacity the "Issuing Bank"), amends certain provisions of that certain Amended and Restated Credit Agreement dated as of June 30, 1992 as previously amended by the First Amendment to Amended and Restated Credit Agreement dated as of November 10, 1992, the Second Amendment to Amended and Restated Credit Agreement dated as of June 10, 1993, the Third amendment to Amended and Restated Credit Agreement dated as of December 16, 1993, the Fourth Amendment to Amended and Restated Credit Agreement dated as of June 24, 1994 and the Fifth Amendment to Amended and Restated Credit Agreement dated as of December 8, 1994 and the Sixth Amendment to Amended and Restated Credit Agreement dated as of May 31, 1995 (said Amended and Restated Credit Agreement as so amended herein referred to as the "Original Credit Agreement").

                                  WITNESSETH:

          WHEREAS, the Borrower, the Banks, the Issuing Bank and the Agent wish to amend the original Credit Agreement as provided herein.

          NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants made herein and in the Original Credit Agreement and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                    AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

          Section 1.01 AMENDMENTS TO SUBSECTION 9.1 OF ORIGINAL CREDIT AGREEMENT. (i) The following definition set forth in Subsection 9.1 of the Original Credit Agreement is hereby amended and restated as follows:

              "Maturity Date" means December 31, 1998 or such later date as is ultimately determined in accordance with Subsection 1.1g hereof.

              (ii) The following new definition is inserted into Section 9.1 of the Original Credit Agreement in alphabetical order:

                 "Seventh Amendment" shall mean that Seventh Amendment to Amended and Restated Credit Agreement dated as of June 30, 1996 between the Borrower, the Banks, the Agent and the Issuing Bank.

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          Section 1.02    AMENDMENTS TO SCHEDULES TO THE ORIGINAL CREDIT NOTE.
Schedule 3.1b and Schedule 3.9 to the original Credit Agreement are deleted and
Schedule 3.1b and Schedule 3.9 to the original Credit Agreement are deleted and
Schedule 3.1b and Schedule 3.9 attached to this Seventh Amendment are substituted in place thereof.

          Section 1.03 NO OTHER AMENDMENTS. The amendments to the original Credit Agreement set forth in Section 1.01 do not either implicitly or explicity alter, waive or amend, except as expressly provided in this Seventh Amendment, the provisions of the Original Credit Agreement. The amendments set forth in
Section 1.01 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Banks, the Issuing Bank or the Agent under the Original Credit Agreement with respect to any such violation.


                                   ARTICLE II
                    BORROWER'S SUPPLEMENTAL REPRESENTATIONS

          As an inducement to the Banks, the Issuing Bank and the Agent to enter into this Seventh Amendment hereunder, the Borrower represents and warrants that:

          Section 2.01. INCORPORATION BY REFERENCE. Borrower hereby incorporates herein by reference and repeats herein for the benefit of the Banks, the Issuing Bank and the Agent the representations and warranties made by it in Sections 3.1 through 3.20, both inclusive, of the Original Credit Agreement and for purposes hereof such representations and warranties, shall be deemed to extend to and cover this Seventh Amendment.


                                  ARTICLE III
                                 MISCELLANEOUS

          Section 3.01 RATIFICATION OF TERMS. This Seventh Amendment shall be construed in connection with and as part of the Original Credit Agreement; and the Original Credit Agreement is hereby amended and modified to include this Seventh Amendment. Except as expressly amended by prior Amendments to the Credit Agreement and this Seventh Amendment, the Original Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed.

          Section 3.02 COUNTERPARTS. This Seventh Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
Delivery of an executed counterpart of a signature page to this Seventh Amendment by telecopier shall be effective as of delivery of a manually executed counterpart of this Seventh Amendment.

          Section 3.03 CAPITALIZED TERMS. Except for proper nouns and as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Original Credit Agreement, as amended hereby.

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          Section 3.04  CONDITIONS PRECEDENT.  This Seventh Amendment shall become effective (the "Amendment Effective Date") on the date on which Borrower shall provide to the Banks, the Issuing Bank and the Agent the following:

              (A)  A duly executed counterpart original of this Seventh
Amendment;

              (B) A certificate of the chief financial officer of the Borrower certifying that, as of the date of this Seventh Amendment, no Event of Default shall have occurred and be continuing and no event, condition, act or omission has occurred and is continuing which, with the passage of time, the giving of notice or both, would constitute a Event of Default, or would result from the execution of this Seventh amendment;

              (C) A certified copy of the corporate action of the Borrower authorizing the execution and delivery of the performance under this Seventh Amendment;

              (D) A good standing certificate for the Borrower issued by the Secretary of State of the state of its incorporation and of the jurisdiction of its principal place of business;

              (E) A certificate of the secretary or assistant secretary of the Borrower certifying the names of the persons authorized to sign this Seventh Amendment and all other documents and certificates delivered hereunder together with the true signatures of such persons;

              (F) Such other instruments, documents and opinions of counsel as the Agent shall reasonably require, all of which shall be satisfactory in form and content to the Agent and its special counsel, Tucker Arensberg, P.C.

          Section 3.05 EFFECTIVE DATE. From and after the Amendment Effective Date, all references in the Original Credit Agreement to the original Credit Agreement shall be deemed to be references to the Original Credit Agreement as amended hereby.

          Section 3.06 ENTIRE AGREEMENT. This Seventh Amendment contains the entire agreement between the parties relating to the subject matter hereof; there are merged herein all prior representations, promises and conditions, whether oral or written, in connection with the subject matter hereof, and any representation, promise or condition not incorporated herein shall not be binding upon the parties.

          Section 3.07 SEVERABILITY. Whenever possible each provision of this Seventh Amendment shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Seventh Amendment or any part of such provision shall be prohibited by or invalid under applicable law, such provision of part thereof shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Seventh Amendment.

          Section 3.08 GOVERNING LAW. THIS SEVENTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

          Section 3.09 HEADINGS. The headings of this Seventh Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.

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          Section 3.10  REFERENCES.  All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Seventh Amendment may refer to the Original Credit Agreement without making specific reference to this Seventh Amendment, but nevertheless all such references shall include this Seventh Amendment unless the context requires otherwise.

          Section 3.11 TAXES. The Borrower hereby agrees (i) to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Seventh Amendment and such other documents, and (ii) to save each of the Banks, the Issuing Bank and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          Section 3.12 COSTS AND EXPENSES. The Borrower hereby agrees to pay all costs and expenses of the Banks, the Issuing Bank and the Agent (including, without limitation, the reasonable fees and the disbursements of the Agent's special counsel, Tucker Arensberg, P.C.) in connection with the preparation, execution and delivery of this Seventh Amendment and the related documents.

          Section 3.13 ACKNOWLEDGEMENT OF AMENDMENT OF THE NOTES. Each of the parties hereto acknowledges and confirms that as of the Amendment Effective Date each of the Revolving Credit Notes executed and delivered by the Borrower to the various Banks in connection with the Fifth Amendment to Amended and Restated Credit Agreement dated as of December 8, 1994 is, and will be, amended to extend the stated maturity date of such Revolving Credit Notes to December 31, 1998.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby have caused this Seventh Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.


ATTEST:               (SEAL)       PITT-DES MOINES, INC.

      /s/    Thomas R. Lloyd             /s/   Richard A. Byers
            ---------------                    ------------------------
Name:       Thomas R. Lloyd        Name:       Richard A. Byers
Title:      Secretary              Title:      Vice President Finance
                                                and Administration


                                   PNC BANK, NATIONAL ASSOCIATION
                                   (formerly Pittsburgh National Bank) as a
                                   Bank, as the Issuing Bank and as the Agent


                                         /s/   Sean D. S. Sebastian
                                               ------------------------
                                   Name:       Sean D. S. Sebastian
                                   Title:      Assistant Vice President


                                   WELLS FARGO BANK, N.A.


                                         /s/   Stephen M. Smith
                                               ------------------------
                                   Name:       Stephen M. Smith
                                   Title:      Vice President


                                   AMERICAN NATIONAL BANK


                                         /s/   James R. Popp
                                               ------------------------
                                   Name:       James R. Popp
                                   Title:      Vice President